EX-23.1

         CONSENT OF PUBLIC ACCOUNTANTS

                                  EXHIBIT 23.1

                          Consent of Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 22, 2001 included in Registration Statement File No. 1-8309. It should be noted that we have not performed any audit procedures subsequent to the date of our report.


New York, New York
February 22, 2001